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                                                                   EXHIBIT 10.27

The form of employment agreement and form of indemnification agreement filed as exhibits 10.1 and 10.3 to the Company's quarterly report on Form 10-Q for the quarter ended December 31, 2004 have been executed by Mr. Mayer. The provisions of the agreements, as amended, are substantially identical in all material respects, except that Mr. Mayer is the Company's Senior Vice President and Chief Financial Officer, his base compensation is one hundred fifty thousand dollars, his severance under certain circumstances is twelve months, and his restrictions on competition are for twelve months.